Exhibit 5.01

August 4, 2003

GRIC Communications, Inc.
1421 McCarthy Blvd.
Milpitas, CA  95035

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by GRIC Communications, Inc., a Delaware corporation (“you” or the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about August 4, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,220,198 shares of your Common Stock (the “Stock”), subject to issuance by you upon the exercise of (a) stock options granted or to be granted by you under your 1999 Equity Incentive Plan (the “Equity Incentive Plan”), or (b) purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan (the “Purchase Plan”), pursuant to evergreen increases under such plans, which were effective as of January 1, 2003. The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the “Plans.”

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

1.             The Company’s Second Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 20, 1999 (the ”Restated Certificate”) and a copy of the Certificate of Amendment to the Restated Certificate, as filed with the Delaware Secretary of State on April 19, 2002.

2.             The Company’s Restated Bylaws, as adopted on April 19, 2002.

3.             The Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

4.             The Prospectuses prepared in connection with the Registration Statement.

5.             The minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the minute books of the Company and its predecessor.

6.             The stock records that the Company has provided to us (consisting of a certificate from the Company’s transfer agent of even date herewith verifying the number of the Company’s issued and outstanding shares of capital stock as of the date hereof, and a summary of options and warrants respecting the Company’s capital stock and of any rights to purchase such capital stock, which was prepared by the Company and dated as of the date hereof, verifying the number of such issued and outstanding securities as of the date hereof).

7.             A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same.  We have also assumed that the certificates representing the Stock have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate.  We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

Based upon the foregoing, it is our opinion that the 1,220,198 shares of Stock that may be issued and sold by you upon the exercise of: (1) stock options granted or to be granted under the Equity Incentive Plan, and (2) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto.  This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.  We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

By:	/s/ David W. Healy
David W. Healy, Esq., a Partner